UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2026

Federal Home Loan Bank of Pittsburgh

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Grant Street, Suite 2000, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 412-288-3400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2026, the Federal Home Loan Bank of Pittsburgh (Bank) received the Federal Housing Finance Agency’s non-objection to the appointment of William List by the Bank’s Board of Directors (Board) to serve as the Bank’s Chief Financial Officer (CFO) and principal financial officer, effective September 1, 2026 (Effective Date). From the Effective Date, he will lead the Bank’s Capital Markets and Finance teams in his role as CFO, overseeing the Bank’s internal, regulatory, and Board financial reporting, along with related accounting and analysis functions, strategic planning, and presentations to ratings agencies and other constituents.

Mr. List, 48, is currently serving as Chief Business Officer of the Bank, a position he has held since July 1, 2025. Mr. List joined the Bank in 2006 and has held various management and leadership roles throughout his tenure with the Bank. He has more than 25 years of financial management and banking experience. Prior to joining the Bank, Mr. List held portfolio analyst and trading positions at Federated Investors and Mellon Financial Corporation. Mr. List holds a BS from Pennsylvania State University and an MBA, with a concentration in Finance, from Duquesne University.

From the Effective Date, Mr. List will be paid an annual base salary of $432,957 and eligible to earn annual and long-term incentive awards under the Bank’s 2026 Executive Officer Incentive Compensation Plan at Participant Level C, with award opportunities as described in Item 11: Executive Compensation – Executive Officer Incentive Plans in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 4, 2026 (2025 Form 10-K). Mr. List’s compensation will also consist of the other elements of the Bank’s total compensation program provided or made available to the Bank’s named executive officers, which are described in Item 11: Executive Compensation of the 2025 Form 10-K.

Mr. List has no direct or indirect material interest in any transaction with the Bank required to be disclosed pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)). There are no family relationships between Mr. List and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Mr. List and any other person pursuant to which he was selected as CFO.

From the Effective Date, Edward V. Weller, the Bank’s current CFO, will serve the Bank as Executive Senior Advisor until the date of his retirement on or about October 20, 2026, with no change in his compensation and benefits as described in the 2025 Form 10-K.

Description

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

August 7, 2026	By:	/s/ John A. Ott
Name:John A. Ott
Title: General Counsel, Corporate Secretary and Ethics Officer